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                                                                    Exhibit 23.1

                    Consent of Independent Public Accountants
                    -----------------------------------------

We hereby consent to the incorporation by reference of our report dated February 13, 2002, except for Note 14 which is as of March 18, 2002, relating to the financial statements of Viisage Technology, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 into the Company's previously filed Registration Statements on Form S-8 (No.'s 333-28695, 333-42485, 333-90177 and 333-36734).


/s/ BDO Seidman, LLP

Boston, Massachusetts
March 25, 2002